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                                                                   EXHIBIT 10.9

                             iPAYMENT HOLDINGS, INC.
                    NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

                                    PREAMBLE

         WHEREAS, iPayment Holdings, Inc. (the "Company") desires to establish this Plan in order to provide for the award of Options to purchase the common stock of the Company to its directors who are not employed by the Company or its Affiliates; and

         WHEREAS, the Company intends that this Plan and Options granted hereunder will conform to the requirements for exemption set forth under Securities and Exchange Commission Rule 16b-3;

         NOW, THEREFORE, the Company hereby establishes this Plan, effective August 23, 2002.


                             ARTICLE I. DEFINITIONS

         1.1 Affiliate. A corporate parent, corporate subsidiary, limited liability company, partnership or other business entity that is wholly-owned, controlled by, or controls the Company.

         1.2 Agreement. A written agreement (including any amendment or supplement thereto) between the Company or Affiliate and a Participant specifying the terms and conditions of an Option granted to such Participant.

         1.3 Board. The board of directors of the Company.

         1.4 Code. The Internal Revenue Code of 1986, as amended.

         1.5 Committee. A committee that is designated by the Board to serve as the administrator of the Plan. The Committee shall be composed of at least two individuals (or such number that satisfies Rule 16b-3 of the Exchange Act) who are members of the Board and are not employees of the Company or an Affiliate, and who are designated by the Board as the "compensation committee" or are otherwise designated to administer the Plan. In the absence of a designation of a Committee by the Board, the Board shall be the Committee.

         1.6 Company. iPayment Holdings, Inc. and its successors.

         1.7 Date of Exercise. The date that the Company accepts tender of the exercise price of an Option.

         1.8 Exchange Act. The Securities Exchange Act of 1934, as amended.

         1.9 Fair Market Value. On any given date, Fair Market Value shall be determined by the applicable method described below:

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                  (a) If the Stock is traded on a trading exchange (e.g., the
         New York Stock Exchange) or is reported on the Nasdaq National Market System or another Nasdaq automated quotation system or the OTC Bulletin Board System, Fair Market Value shall be determined by reference to the price of the Stock on such exchange or system with respect to the date for which Fair Market Value is being determined (unless, where appropriate, the Committee determines in good faith the Fair Market Value of the Stock to be otherwise).

                  (b) If the Stock is not traded on a recognized exchange or automated trading system, Fair Market Value shall be the value determined in good faith by the Committee.

         1.10 Grant Date. The date on which an Option is awarded pursuant to
Section 4.1.

         1.11 Option. The right that is granted hereunder to a Participant to purchase from the Company a stated number of shares of Stock at the price set forth in an Agreement.

         1.12 Participant. A member of the Board who is not employed by the Company or an Affiliate on a Grant Date.

         1.13 Plan. The iPayment Holdings, Inc. Non-Employee Directors Stock Option Plan.

         1.14 Stock. The common stock of the Company or any successor security.


                           ARTICLE II. PURPOSE OF PLAN

         The purpose of the Plan is to provide an incentive to enable the Company to attract and retain the services of experienced and highly-qualified individuals as directors of the Company, and to encourage stock ownership by such directors so that their interests are aligned with the interests of the Company, its Affiliates and its shareholders. It is intended that Participants may acquire or increase their proprietary interests in the Company and be encouraged to remain in the directorship of the Company. The proceeds received by the Company from the sale of Stock pursuant to this Plan may be used for general corporate purposes.

                           ARTICLE III. ADMINISTRATION

         3.1 Administration of Plan. The Plan shall be administered by the Committee. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made or action taken by the Committee to administer the Plan shall be final and conclusive. No member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Agreement or Option. The Company shall bear all expenses of Plan administration. In addition to all other authority vested with the Committee under the Plan, the Committee shall have complete authority to:

                  (a) Interpret all provisions of this Plan;


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                  (b) Prescribe the form of any Agreement and notice and manner for executing or giving the same;

                  (c) Make amendments to all Agreements;

                  (d) Adopt, amend and rescind rules for Plan administration;
         and

                  (e) Make all determinations it deems advisable for the administration of this Plan.

         3.2 Section 16(b). Notwithstanding anything in the Plan to the contrary, the Committee, in its absolute discretion, may restrict, limit or condition the use of any provision of the Plan in order to ensure compliance with section 16(b) of the Exchange Act.


                ARTICLE IV. ELIGIBILITY AND LIMITATIONS ON GRANTS

         4.1 Participation. Options shall be granted automatically as follows:

                  (a) Number. Each Participant shall be granted an Option to purchase 30,000 shares of Stock on the date of the Company's first annual shareholders meeting following the initial public offering of the Stock if he or she is elected or reelected to the Board on such date. Thereafter, each Participant shall be granted an Option to purchase 30,000 shares of Stock on (i) the date that the Participant is first elected by the shareholders of the Company to serve as a new member of the Board, and (ii) the date of the third annual meeting of shareholders following the date that the Participant received his or her previous Option grant hereunder, provided that the Participant is reelected to the Board at such meeting. If, on any Grant Date during the term of the Plan, there are not sufficient shares of Stock that remain available pursuant to Section 5.2 to provide this automatic grant on such date, then the number of shares that can be purchased under the Option that is granted on that date shall be determined by dividing the number of shares of Stock which remain available pursuant to Section 5.2 by the number of Participants who are eligible to receive an Option on such Grant Date, with fractional shares rounded down to the nearest number of whole shares. All references to numbers of shares in this Section are subject to adjustment in accordance with
         Article VIII.

                  (b) Price. The price at which each share of Stock covered by an Option may be acquired shall be the Fair Market Value of Stock on the Grant Date of such Option.

                  (c) Option Period. Each Option will become exercisable incrementally over a period of three years so that 10,000 shares of Stock may be acquired on the day prior to the shareholders meeting that follows the Grant Date of the Option, an additional 10,000 shares may be acquired on the day prior to the second annual shareholders meeting following the Grant Date, and the Option will be fully exercisable on the day prior to the third annual shareholders meeting following the Grant Date, provided that the Participant remains a director on such dates. The right to exercise an Option shall terminate ten years after the date it was granted, unless terminated sooner pursuant to any of the following:


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                           (i) If the directorship of the Participant is
                  terminated on account of fraud, dishonesty or other acts detrimental to the interests of the Company or any direct or indirect majority-owned subsidiary of the Company, the Option shall terminate as of the date of such termination.

                           (ii) Upon the death or disability (as defined in
                  Section 22(e)(3) of the Code) of a Participant prior to the expiration of the Option, the Option may be fully exercised, whether or not the Participant was entitled to exercise it on the date thereof, at any time within twelve months after such death or disability. Thereafter, the Option shall terminate and no longer be exercisable.

                           (iii) If the directorship of a Participant is
                  terminated for any reason other than the circumstances described in subparagraph (i) or (ii) above, the Option may be exercised, to the extent the Participant was able to do so at the date of termination of the directorship, within twelve months after such termination. Notwithstanding the foregoing, if the Participant becomes an employee of the Company or an Affiliate upon the termination of his directorship, the Option shall expire after the termination of employment in a manner that is consistent with this subparagraph (iii).

         4.2 Grant of Options. An Option shall be deemed to be granted to a Participant on each Grant Date. Accordingly, an Option may be deemed to be granted prior to the time that an Agreement is executed by the Participant and the Company.


                        ARTICLE V. STOCK SUBJECT TO PLAN

         5.1 Source of Shares. Upon the exercise of an Option, the Company shall transfer to the Participant authorized but previously unissued Stock or, if determined by the Board, shares of Stock that are held in treasury.

         5.2 Maximum Number of Shares. The maximum aggregate number of shares of Stock that may be issued pursuant to this Plan is 750,000 shares, subject to increases and adjustments as provided in Article VIII.

         5.3 Forfeitures. If any Option granted hereunder is forfeited, expires or terminates for any reason, in part or whole, the shares of Stock subject thereto which are not issued pursuant to that Option shall again be available for issuance of an Option under this Plan.


                         ARTICLE VI. EXERCISE OF OPTIONS

         6.1 Transferability. Any Option granted under this Plan shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the Participant only by the Participant; provided, however, that an Option may be transferable to the extent provided in an Agreement. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation or liability of such Participant.


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         6.2 Shareholder Rights. No Participant shall have any rights as a shareholder with respect to shares subject to Options prior to the Date of Exercise of such Option.

         6.3 Interruption of Service. The Committee shall determine the extent to which a leave of absence for military or government service, illness, temporary disability, or other reasons shall be treated as a termination or interruption of service as a member of the Board for purposes of determining questions of forfeiture and exercise of an Option after termination.


                         ARTICLE VII. METHOD OF EXERCISE

         7.1 Exercise. An Option granted hereunder shall be deemed to have been exercised on the Date of Exercise. Subject to the provisions of Articles VI and IX, an Option may be exercised in whole or in compliance with such requirements as the Committee shall determine, but in no event sooner than six months from the date of grant.

         7.2 Payment. Except as otherwise provided by the Agreement, payment of the Option price shall be made in cash (including an exercise involving the pledge of shares and a loan through a broker described in Securities and Exchange Commission Regulation T), actual or constructive delivery of Stock that was acquired at least six months prior to the exercise of the Option, other consideration acceptable to the Committee, or a combination thereof; provided, however, that a form of payment other than cash is only acceptable to the extent that the same is approved by the Committee. Payment of the exercise price must include payment of tax withholdings, as described in Section 7.3, in cash unless the Company consents to alternative arrangements for withholdings.

         7.3 Withholding Tax Requirements. Upon exercise of an Option, the Participant shall, upon notification of the amount due and prior to or concurrently with the delivery of the certificates representing the shares, pay to the Company amounts necessary to satisfy applicable federal, state and local withholding tax requirements or shall otherwise make arrangements satisfactory to the Company for such requirements, but only to the extent that the Company is required by law to withhold such amounts or that the Participant voluntarily elects for such withholding.

         7.4 Issuance and Delivery of Shares. Shares of Stock issued pursuant to the exercise of Options hereunder shall be delivered to Participants by the Company (or its transfer agent) as soon as administratively feasible after a Participant exercises an Option hereunder and executes any applicable shareholder agreement or agreement described in Section 9.2 that the Company requires at the time of exercise.


                 ARTICLE VIII. ADJUSTMENT UPON CORPORATE CHANGES

         8.1 Adjustments to Shares. The maximum number of shares of Stock with respect to which Options hereunder may be granted and which are the subject of outstanding Options, and the exercise price thereof, shall be adjusted as the Committee determines (in its sole discretion) to be appropriate, in the event that:


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                  (a) the Company or an Affiliate effects one or more Stock
         dividends, Stock splits, reverse Stock splits, subdivisions, consolidations or other similar events;

                  (b) the Company or an Affiliate engages in a transaction which is described in section 424(a) of the Code; or

                  (c) there occurs any other event which in the judgment of the Committee necessitates such action;

         provided, however, that if an event described in paragraph (a) or (b) occurs, the Committee shall make adjustments to the limit on Options specified in Section 5.2 that are proportionate to the modifications of the Stock that are on account of such corporate changes. Notwithstanding the foregoing, the Committee may not modify the Plan or the terms of any Options then outstanding or to be granted hereunder to provide for the issuance under the Plan of a different class of stock or kind of securities.

         8.2 Substitution of Options on Merger or Acquisition. The Committee may grant Options in substitution for stock awards, stock options, stock appreciation rights or similar awards held by an individual who becomes a director of the Company in connection with a transaction to which section 424(a) of the Code applies. The terms of such substituted Options shall be determined by the Committee in its sole discretion, subject only to the limitations of
Article V.

         8.3 Effect of Certain Transactions. The provisions of this Section 8.3 shall apply to the extent that an Agreement does not otherwise expressly address the matters contained herein. If the Company experiences an event which results in a "Change in Control," as defined in Section 8.3(a), then, whether or not the vesting requirements set forth in any Agreement have been satisfied, all Options that are outstanding at the time of the Change in Control shall become fully vested and exercisable immediately prior to the Change in Control event.

                  (a) A Change in Control event is (i) any merger, acquisition, reorganization, sale of assets, liquidation or similar transaction in which the Company is not the survivor of the transaction, survives only as a subsidiary or is otherwise under the control of an acquiring entity, or (ii) the acquisition of a substantial portion of the outstanding equity of the Company or a public offer to the Company's shareholders to acquire such a substantial position in a transaction not approved by the Company's Board. The determination of whether or not a transaction or event constitutes a "Change in Control" shall be made by the Committee in good faith and in its sole discretion.

                  (b) If, as a result of the Change in Control, the Company is not the surviving entity after the transaction, or survives only as a subsidiary or is otherwise controlled by another entity, all Options that are held by the Participant immediately after the Change in Control shall be assumed by the entity which is the survivor of the transaction, or converted into options to purchase the common stock of the surviving entity, in a transaction to which section 424(a) of the Code applies; provided, however, that if a Change in Control occurs, the Committee may provide, in connection with such Change in Control, for the cancellation of any outstanding Option in exchange for payment in


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         cash or property of the Fair Market Value of the shares of Stock covered by such Option, reduced by the exercise price thereof.

                  (c) Notwithstanding the foregoing, a portion of the acceleration of vesting described in this Section shall not occur with respect to an Option to the extent such acceleration of vesting would cause the Participant or holder of such Option to realize less income, net of taxes, after deducting the amount of excise taxes that would be imposed pursuant to section 4999 of the Code, than if accelerated vesting of that portion of the Option did not occur. This limitation shall not apply (i) to the extent that the Company, an Affiliate or the acquirer are obligated to indemnify the Participant or holder for such excise tax liability under an enforceable "golden parachute" indemnification agreement, or (ii) the shareholder approval described in Q&A 7 of Prop. Treas. Reg. Section 1.280G-1 issued under section 280G of the Code is obtained to permit the acceleration of vesting described in this Section (applied as if the shareholder approval date was the date of the Change in Control).

                  (d) Notwithstanding anything to the contrary contained herein, a change in ownership that occurs as a result of a public offering of the Company's equity securities that is approved by the Board shall not alone constitute a Change in Control.

         8.4 No Adjustment upon Certain Transactions. The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Options.

         8.5 Fractional Shares. Only whole shares of Stock may be acquired through the exercise of an Option. Any amounts tendered in the exercise of an Option remaining after the maximum number of whole shares have been purchased will be returned to the Participant in the form of cash.


             ARTICLE IX. COMPLIANCE WITH LAW AND REGULATORY APPROVAL

         9.1 General. No Option shall be exercisable, no Stock shall be issued, no certificates for shares of Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all federal or state laws and regulations (including, without limitation, withholding tax requirements), federal and state securities laws and regulations and the rules of all securities exchanges or self-regulatory organizations on which the Company's shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any certificate issued to evidence shares of Stock for which an Option is exercised may bear such legends and statements as the Committee upon advice of counsel may deem advisable to assure compliance with federal or state laws and regulations.

         9.2 Representations by Participants. As a condition to the exercise of an Option, the Company may require a Participant to represent and warrant at the time of any such exercise that


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the shares are being purchased only for investment and without any present intention to sell or distribute such shares, if, in the opinion of counsel for the Company, such representation is required by any relevant provision of the laws referred to in Section 9.1. At the option of the Company, a stop transfer order against any shares of stock may be placed on the official stock books and records of the Company, and a legend indicating that the stock may not be pledged, sold or otherwise transferred unless an opinion of counsel was provided (concurred in by counsel for the Company) and stating that such transfer is not in violation of any applicable law or regulation may be stamped on the stock certificate in order to assure exemption from registration. The Committee may also require such other action or agreement by the Participants as may from time to time be necessary to comply with federal or state securities laws. This provision shall not obligate the Company or any Affiliate to undertake registration of options or stock hereunder.


                          ARTICLE X. GENERAL PROVISIONS

         10.1 Unfunded Plan. The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon contractual obligations that may be created hereunder. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

         10.2 Rules of Construction. Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The masculine gender when used herein refers to both masculine and feminine. The reference to any statute, regulation or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

         10.3 Governing Law. The internal laws of the State of Tennessee (without regard to the choice of law provisions of Tennessee) shall apply to all matters arising under this Plan, to the extent that federal law does not apply.

         10.4 Compliance with Section 16 of the Exchange Act. Transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 (or successor provisions) under the Exchange Act. To the extent any provision of this Plan or action by Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee.

         10.5 Amendment. The Board may amend or terminate this Plan at any time; provided, however, an amendment that would have a material adverse effect on the rights of a Participant under an outstanding Option is not valid with respect to such Option without the Participant's consent; and provided, further, that the shareholders of the Company must approve, in general meeting, any amendment that changes the number of shares in the aggregate which may be issued pursuant to Options granted under the Plan. Such amendment must be approved coincident with or prior to the date Options are granted with respect to such shares.

         10.6 Effective Date of Plan. This Plan shall be effective August 23, 2002.



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         IN WITNESS WHEREOF, the undersigned officer has executed this Plan on this the 23rd day of August 2002, but to be effective as of the date specified in Section 10.6.



                                 iPAYMENT HOLDINGS, INC.


                                 By: /s/ Gregory S. Daily
                                    -----------------------------------
                                    Gregory S. Daily
                                    Chairman of the Board, Chief Executive
                                    Officer and Secretary



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